UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 29, 2004

      CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State of other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

       77 Grove Street, Rutland, Vermont               05701

(Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code (802) 773-2711

                                      N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
       (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

            On December 29, 2004, members of the International Brotherhood of Electrical Workers Local 300 ratified the union employees' contract, with Central Vermont Public Service Corp. (the "Company"). Of the Company's 540 workers, the new contract covers 221 unionized employees and took effect at midnight Friday, December 31, 2004 when the existing contract expired.

            The contract provides an annual 3.5 percent pay increase from 2005 through 2008, with some additional adjustments starting in 2006 for a few specific jobs, based on comparable wages at other utilities. The new contract includes an increase in the match for 401(k) contributions from 4 to 4.25 percent in 2007. In addition, employees will pay more for health care contributions, co-payments and prescription drugs. A copy of the new contract is attached hereto as Exhibit 10.88.

Item 9.01 Financial Statements and Exhibits.

            (c)   Exhibits.

            10.88     Agreement between Central Vermont Public Service Corporation and Local Union No. 300 International Brotherhood of Electrical Workers
                         Effective as of January 1, 2005.

Forward-Looking Statements Statements contained in this report that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from liability established by the Private Securities Reform Act of 1995. Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Joan F. Gamble Joan F. Gamble, Vice President, Strategic Change and Business Services

January 5, 2005

EXHIBIT INDEX
Exhibit Number	Description of Exhibit
10.88	Agreement between Central Vermont Public Service Corporation and Local Union No. 300 International Brotherhood of Electrical Workers Effective as of January 1, 2005.